UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

Westamerica Bancorporation

(Exact name of registrant as specified in its charter)

California	001-09383	94-2156203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1108 Fifth Avenue San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (707) 863-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting of shareholders held on April 23, 2026, were solicited pursuant regulation 14A of the Securities Exchange Act of 1934. The Report of Inspector of election indicates that 20,862,774 shares of the Common Stock of the Company, out of 24,189,404 shares outstanding on the March 4, 2026 record date, were present, in person or by proxy, at the meeting. The following matters were submitted to a vote of the shareholders:

Proposal 1. Election of Directors

The shareholders elected all of the Board of Director nominees for a term of one year, as follows:

Nominee	For	Against	Abstain	Non-Votes
Alisa Belew	18,490,079	255,468	43,008	2,074,219
Martin Camsey	18,488,488	257,069	42,998	2,074,219
Melanie M. Chiesa	18,412,425	331,069	45,061	2,074,219
Michele Hassid	18,298,021	443,477	47,057	2,074,219
David L. Payne	18,505,822	249,587	33,146	2,074,219
Edward B. Sylvester	18,085,396	666,724	36,435	2,074,219
Carter Welch	18,582,179	163,417	42,959	2,074,219
Inez Wondeh	18,464,962	280,293	43,300	2,074,219

Proposal 2. Approve a Non-Binding Advisory Vote on Executive Compensation

The shareholders approved, on an advisory non-binding basis, the compensation of Westamerica Bancorporation’s named executive officers, by the following vote:

For	Against	Abstain	Non-Votes
18,355,387	379,196	53,972	2,074,219

Proposal 3. Ratify Selection of Crowe LLP as Company’s Independent Auditors for Fiscal Year 2026

The shareholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, by the following vote:

For	Against	Abstain	Non-Votes
20,502,455	239,365	120,954	-0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAMERICA BANCORPORATION
(Registrant)

Date: April 27, 2026	By:	/s/ Anela Jonas
Anela Jonas
Senior Vice President and Chief Financial Officer

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